EXHIBIT 99.1

TIRE COMPANY SOLUTIONS, LLC

Financial Statements

July 31, 2014 and 2013

(With Independent Auditors' Report Thereon)

TIRE COMPANY SOLUTIONS, LLC

Table of Contents

Page
Independent Auditors' Report	1

Financial Statements:
Balance Sheets	2
Statements of Operations and Members' Equity	3
Statements of Cash Flows	4
Notes to the Financial Statements	5-11

INDEPENDENT AUDITORS' REPORT

The Members

Tire Company Solutions, LLC:

We have audited the accompanying financial statements of Tire Company Solutions, LLC (a Tennessee limited liability company), which are comprised of the balance sheets as of July 31, 2014 and 2013, the related statements of operations and members equity and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting polices used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tire Company Solutions, LLC as of July 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ LATTIMORE BLACK MORGAN & CAIN, PC

Brentwood, Tennessee

December 4, 2014

TIRE COMPANY SOLUTIONS, LLC
Balance Sheets
July 31, 2014 and 2013

Assets
	2014	2013
Current assets:
Cash	$173,429	$17,523
Accounts receivable, less allowance for doubtful accounts of $119,670 and $27,125 in 2014 and 2013, respectively	1,551,943	476,297
Unbilled revenue	58,345	84,848
Prepaid expenses	42,430	-
Total current assets	1,826,147	578,668

Property and equipment:
Computer software and equipment	534,220	510,636
Furniture and fixtures	13,340	13,013
Automobiles	63,582	107,065
	611,142	630,714
Less accumulated depreciation and amortization	(460,043)	(413,018)
Property and equipment, net	151,099	217,696

Capitalized software costs, net	1,716,813	1,358,850
	$3,694,059	$2,155,214

Liabilities and Members' Equity

Current liabilities:
Line of credit	$140,000	$70,278
Due to member	39,983	20,167
Current portion of note payable	9,873	9,535
Current portion of capital lease obligations	56,036	62,451
Accounts payable	75,241	74,501
Other accrued expenses and liabilities	274,093	95,823
Deferred revenue	1,160,980	436,286
Total current liabilities	1,756,206	769,041

Note payable, excluding current portion	27,321	38,603
Capital lease obligations, excluding current portion	60,790	94,016
Deferred rent	66,305	47,877
Total liabilities	1,910,622	949,537

Members' equity	1,783,437	1,205,677
	$3,694,059	$2,155,214

See accompanying notes to the financial statements.

TIRE COMPANY SOLUTIONS, LLC
Statements of Operations and Members' Equity
Years ended July 31, 2014 and 2013

	2014	2013
Net revenue	$5,173,678	$3,626,022
Cost of revenue	1,454,251	721,474
Gross profit	3,719,427	2,904,548
Selling, general and administrative expenses	3,133,859	1,938,318
Income from operations	585,568	966,230
Other (income) expenses:
Interest expense	16,718	16,177
Other income	(9,267)	-
Loss on disposal of property and equipment	357	-
Total other (income) expenses	7,808	16,177
Net income	577,760	950,053
Distributions to members	-	(18,816)
Members' equity at beginning of year	1,205,677	274,440
Members' equity at end of year	$1,783,437	$1,205,677

See accompanying notes to the financial statements.

TIRE COMPANY SOLUTIONS, LLC
Statements of Cash Flows
Years ended July 31, 2014 and 2013

	2014	2013
Cash flows from operating activities:
Net income	$577,760	$950,053
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	90,153	59,862
Amortization of capitalized software	577,413	284,776
Bad debt expense	183,150	23,395
Loss on disposal of property and equipment	357	-
(Increase) decrease in operating assets:
Receivables	(1,258,796)	(246,244)
Unbilled revenue	26,503	(18,205)
Prepaid expenses	(42,430)	-
Increase (decrease) in operating liabilities:
Accounts payable	740	21,647
Other accrued expenses and liabilities	178,270	(5,944)
Deferred revenue	724,694	(187,234)
Deferred rent	18,428	22,233
Total adjustments	498,482	(45,714)
Net cash provided by operating activities	1,076,242	904,339
Cash flows from investing activities:
Purchases of property and equipment	(1,103)	(2,784)
Expenditures for capitalized software	(935,376)	(872,046)
Net cash used by investing activities	(936,479)	(874,830)
Cash flows from financing activities:
Proceeds from line of credit, net	69,722	69,961
Payments of note payable	(10,944)	(10,944)
Payments of capital lease obligations	(62,451)	(34,681)
Advances received from (repayments of advances to) members	19,816	(98,382)
Distributions to members	-	(18,816)
Net cash provided (used) by financing activities	16,143	(92,862)

Increase (decrease) in cash	155,906	(63,353)
Cash at beginning of year	17,523	80,876
Cash at end of year	$173,429	$17,523

See accompanying notes to the financial statements.

TIRE COMPANY SOLUTIONS, LLC

Notes to the Financial Statements

July 31, 2014 and 2013

(1)Nature of operations

Tire Company Solutions, LLC (the "Company") supports the tire and automotive industries through providing fully‑integrated tire business, e‑commerce and retreading software solutions. The Company is headquartered in Cookeville, Tennessee and sells software to tire and automotive companies throughout the United States.

(2)Summary of significant accounting policies

(a)Receivables and credit policies

Accounts receivable are uncollateralized customer obligations due under normal trade terms typically requiring payment within 30 days from invoice date. Certain customers have been granted extended payment terms based on business volume. Late or interest charges on delinquent accounts are not recorded until collected. The carrying amount of accounts receivable is reduced by a valuation allowance, if necessary, which reflects management's best estimate of the amounts that will not be collected. The allowance is estimated based on management's knowledge of its customers, historical loss experience and existing economic conditions. Accounts receivable and the allowance are written off when, in management's opinion, all collection efforts have been exhausted.

(b)Deferred revenue and unbilled revenue

Deferred revenue represents the portion of collected or billed revenue for which the revenue recognition process is incomplete.  Unbilled revenue represents revenue earned for which invoices have not been generated.

(c)Property and equipment

Property and equipment are stated at cost. Depreciation and amortization are provided over the assets' estimated useful lives using the straight‑line method. Computer software and equipment are depreciated over three to seven years while furniture and equipment are depreciated over five to seven years. Automobiles are depreciated over five years.

Expenditures for maintenance and repairs are expensed when incurred.  Expenditures for renewals or betterments are capitalized.  When property is retired or sold, the cost and the related accumulated depreciation or amortization is removed from the accounts, and the resulting gain or loss is included in operations.

TIRE COMPANY SOLUTIONS, LLC

Notes to the Financial Statements

July 31, 2014 and 2013

(d)Capitalized software costs

The Company capitalizes its software development costs related to the Company's TreadTracks and ePower or other web‑based applications once a project is in the application development stage. All external direct costs for materials and services as well as internal payroll and related fringe benefit costs are capitalized. Preliminary stage development costs are expensed as incurred. The Company also capitalizes its software development costs relating to the development of the Company's TirePower software which is purchased by customers and hosted by the Company or used on third‑party hardware. The Company capitalizes such costs subsequent to the establishment of technological feasibility. Costs incurred prior to establishing technological feasibility are expensed as incurred. Capitalized software costs are amortized over the estimated useful life of the project, generally three to five years.

(e)Deferred rent

Deferred rent reflects the cumulative excess of rent expense recognized on the straight‑line basis over payments made.

(f)Revenue recognition

The Company recognizes revenue on the accrual basis of accounting in which revenue is recognized when earned. Revenues of the Company are derived primarily from the licensing of software applications, providing professional services and equipment sales. Billings occur in accordance with the terms of the respective contracts, and revenue which relates to billings rendered in advance is deferred until earned.

Revenue from licensing of software for use on third party hardware or in Company‑hosted arrangements where the third‑party has the ability to take possession of the software without significant penalty is recognized when the software is delivered. Equipment sales are recognized when the equipment is delivered. Professional services are recognized as the services are provided. Revenue from subscriptions for the use of software only provided through a hosting arrangement with the Company is recognized as the hosting services are provided over the term of the arrangement. Set‑up or other up‑front fees with no stand‑alone value, maintenance and support fees are deferred and recognized ratably over the contractual term of the arrangement.

The Company accounts for all governmental taxes associated with revenue transactions on a net basis.

(g)Income taxes

The Company is a limited liability company and has elected to be taxed as a partnership for income tax purposes. As such, all federal taxable income and losses pass through to the individual members for inclusion in their personal income tax returns. Some states have enacted statutes that treat partnerships as taxable entities for state income tax purposes. Thus, the Company is subject to taxation on income generated within the states' boundaries.

The amount provided for state income taxes is based upon the amounts of current and deferred taxes payable or refundable at the date of the financial statements as a result of all events recognized in the financial statements as measured by the provisions of enacted tax laws. There were no significant tax assets, liabilities, expense or benefit at July 31, 2014 or 2013 or for the years then ended.

A tax position is recognized as a benefit only if it is "more likely than not" that the tax position would be

TIRE COMPANY SOLUTIONS, LLC

Notes to the Financial Statements

July 31, 2014 and 2013

sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the "more likely than not" test, no tax benefit is recorded. The Company has no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

As of July 31, 2014, the Company has accrued no interest and no penalties related to uncertain tax positions. It is the Company's policy to recognize interest and/or penalties related to income tax matters in income tax expense.

The Company files U.S. Federal and various state income tax returns. The Company is currently open to audit under the statute of limitations for the years ending on or after December 31, 2010.

(h)Advertising and promotion costs

Advertising and promotion costs are expensed as incurred. Advertising costs of $96,019 and $80,967 were expensed during 2014 and 2013, respectively.

(i)Realization of long‑lived assets

Management evaluates the recoverability of the investment in long‑lived assets on an ongoing basis and recognizes any impairment in the year of determination. It is reasonably possible that relevant conditions could change in the near term and necessitate a change in management's estimate of the recoverability of these assets.

(j)Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(k)Events occurring after reporting date

The Company has evaluated events and transactions that occurred between July 31, 2014 and December 4, 2014, which is the date that the financial statements were available to be issued, for possible recognition or disclosure in the financial statements.

(3)Credit risk and other concentrations

The Company generally maintains cash on deposit at banks in excess of federally insured amounts. The Company has not experienced any losses in such accounts and management believes the Company is not exposed to any significant credit risk related to cash.

The majority of the Company's revenues are to customers in the tire and automotive industries.  Accordingly, substantially all trade accounts receivable are due from such customers.

TIRE COMPANY SOLUTIONS, LLC

Notes to the Financial Statements

July 31, 2014 and 2013

Revenue from two customers and one customer amounted to approximately 27% and 14% of the Company's revenues in 2014 and 2013, respectively, and approximately 72% and 41% of the Company's total accounts receivable and unbilled revenue at July 31, 2014 and 2013, respectively.

(4)Assets and liabilities measured at fair value

Fair value is a market‑based measurement, not an entity‑specific measurement.  Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability.  As a basis for considering market participant assumptions in fair value measurements, fair value accounting standards establish a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity including quoted market prices in active markets for identical assets (Level 1), or significant other observable inputs (Level 2) and the reporting entity’s own assumptions about market participant assumptions (Level 3).  The Company does not have any fair value measurements using significant other observable inputs (Level 2) or significant unobservable inputs (Level 3) as of July 31, 2014 or 2013.

(5)Capitalized software

A summary of capitalized software as of July 31, 2014 and 2013 is as follows:

	2014	2013
Software development costs	$2,722,247	$1,786,871
Accumulated amortization	(1,005,434)	(428,021)
	$1,716,813	$1,358,850

 (6)Line of credit

The Company has a $175,000 line of credit available with a bank which bears interest, payable monthly, at the Wall Street Journal Prime Rate plus 1.75% (5.0% at December 31, 2013) with a floor of 3.25%. The line is secured by accounts receivable and the personal guarantees of the members. Borrowings of $140,000 and $70,278 were outstanding under this line at July 31, 2014 and 2013, respectively. The line matured on July 8, 2014 and is currently due on demand.

The provisions of the credit agreement place certain restrictions and limitations upon the Company. These include the maintenance of certain financial ratios of the Company during the loan term.

(7)Note payable

The Company has a note payable to a lender which was used to finance the acquisition of a vehicle. The note requires monthly installments in the amount of $912, including interest at a fixed rate of 3.5%, and matures in December 2017. The note is secured by the vehicle. At July 31, 2014 and 2013, the Company owed  $37,194 and $48,138, respectively, under the note payable.

TIRE COMPANY SOLUTIONS, LLC

Notes to the Financial Statements

July 31, 2014 and 2013

A summary of future maturities of the note payable as of July 31, 2014 is as follows:

Year	Amount

2015	$9,873
2016	10,223
2017	10,585
2018	6,513
$37,194

(8)Capital lease obligations

The Company has entered into capital lease agreements to finance the acquisition of certain computer equipment. The Company's obligation under these capital leases is as follows:

	2014	2013

Minimum lease payments payable	$123,496	$167,001
Less: portion representing interest	(6,670)	(10,534)
Capital lease obligations	116,826	156,467
Less: current portion	(56,036)	(62,451)
Long‑term portion	$60,790	$94,016

Future minimum annual lease payments payable under the capital leases as of July 31, 2014 are as follows:

Amount
2015	$60,539
2016	51,467
2017	11,490
$123,496

Computer equipment utilized under capital leases at July 31, 2014 and 2013 is as follows:

	2014	2013
Computer equipment	$247,522	$224,712
Less: accumulated amortization	(136,189)	(69,548)
	$111,333	$155,164
Amortization expense	$66,642	$34,845

TIRE COMPANY SOLUTIONS, LLC

Notes to the Financial Statements

July 31, 2014 and 2013

(9)Lease commitments

The Company utilizes office space under operating leases.  Rent expense is recognized on a straight line basis and amounted to $213,292 and $199,005 in 2014 and 2013, respectively, including $150,000 and $87,500, respectively, paid to a related party. A summary of approximate future minimum payments under these leases as of July 31, 2014 is as follows:

Year	Amount
2015	$208,000
2016	213,000
2017	195,000
2018	215,000
2019	55,000
$886,000

(10)Related party transactions

Revenue recognized from a related party amounted to approximately $812,000 and $500,000 in 2014 and 2013, respectively. The Company was owed accounts receivable and unbilled receivables from this related party totaling $192,820 and $243,378 at July 31, 2014 and 2013, respectively.

Amounts owed to a member amounted to $39,983 and $20,167 as of July 31, 2014 and 2013. The advances from the member are non‑interest bearing and are due on demand.

(11)Supplemental disclosures of cash flow statement information

	2014	2013
Interest paid	$15,760	$16,177

During 2014 and 2013, the Company incurred capital lease obligations of $22,810 and $130,510, respectively, for various acquisitions of computer equipment (Note 8).

(12)Subsequent event

During October 2014, the Company entered into an asset purchase agreement with ARI Network Services, Inc. ("ARI") whereby the Company sold substantially all of its assets to ARI.